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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             W Holding Company, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)




    Commonwealth of Puerto Rico                            66-0573197
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   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)




              19 West McKinley Street, Mayaguez, Puerto Rico       00680
              ------------------------------------------------------------
               (Address of principal executive offices)         (Zip Code)



        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered
           -------------------                  ------------------------------




        Securities to be registered pursuant to Section 12(g) of the Act:

       7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C
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                                (Title of class)


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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       A description of our 7.60% Noncumulative Monthly Income Preferred
Stock, 2001 Series C is contained in our prospectus supplement dated March 30, 2001 and filed with the Securities and Exchange Commission on March 30, 2001 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of our Registration Statement on Form S-3 (Registration No. 333-56502) under the heading "Description of Series C Preferred Stock," and is incorporated herein by reference.

ITEM 2.      EXHIBITS.

       The following exhibits are filed as part of this Registration Statement:

       1.     Certificate of Incorporation of W Holding Company, Inc.*

       2. Certificate of Corporate Resolution designating the terms of W Holding Company, Inc.'s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C.**

       3.     Bylaws of W Holding Company, Inc.*

       4. Specimen Certificate for W Holding Company, Inc.'s 7.60% Noncumulative Monthly Income Preferred Stock, 2001 Series C.**

       * Incorporated by reference to the Registrant's Registration Statement on Form S-4 (SEC File No. 333-76975).

       ** Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the SEC on March 30, 2001

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                                   SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            W HOLDING COMPANY, INC.



Date:  March 30, 2001                       By:  /s/ Frank C. Stipes
                                                 ------------------------
                                                 Frank C. Stipes
                                                 President



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                                  EXHIBIT INDEX


Exhibit No.           Description                                               Page
-----------           -----------                                               ----
       1.     Certificate of Incorporation of W Holding Company, Inc.*

       2.     Certificate of Corporate Resolution designating the terms of W
              Holding Company, Inc.'s 7.60% Noncumulative Monthly Income
              Preferred Stock, 2001 Series C.**

       3.     Bylaws of W Holding Company, Inc.*

       4.     Specimen Certificate for W Holding Company, Inc.'s 7.60%
              Noncumulative Monthly Income Preferred Stock, 2001 Series C.**

       *      Incorporated by reference to the Registrant's Registration
              Statement on Form S-4 (SEC File No. 333-76975).

       ** Incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the SEC on March 30, 2001

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